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                                                        EXHIBIT 23(b)




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of the shares of common stock of Conseco, Inc., covered by the Conseco, Inc. Deferred Compensation Plan, of our reports dated March 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and Subsidiaries, which reports are included in the Annual Report on Form 10-K of Conseco, Inc. for the year ended December 31, 1993.





                                              COOPERS & LYBRAND


Indianapolis, Indiana
December 16, 1994